United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

BIOSIG TECHNOLOGIES, Inc. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-4333375 (I.R.S. Employer Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _____________ (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

BioSig Technologies, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder contained under the heading “Description of Securities—Common Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-224985) initially filed with the U.S. Securities and Exchange Commission on May 16, 2018 (the “Registration Statement”), as amended by any amendments to the Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement. The Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: September 17, 2018	By: /s/ Kenneth Londoner
Name: Kenneth Londoner
Title: Chairman and Chief Executive Officer